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                                                                    Exhibit 23.1

[REZNICK REDDER & SILVERMAN LOGO]

CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

                                             7700 Old Georgetown Road, Suite 400
                                             Bethesda, MD 20814-6224
                                             301-652-9100 Phone
                                             301-652-1848 Fax
                                             www.rfs.com


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                   ----------

We consent to the inclusion in the Boston Capital Real Estate Investment Trust, Inc. Registration Statement on Form S-11 (Registration No. 333-108426) of the following:

     - Our report dated March 9, 2004 on the audited Consolidated Financial Statements of Boston Capital Real Estate Investment Trust, Inc. as of December 31, 2003 and for the period from May 15, 2003 (inception) through December 31, 2003;

     - Our report dated March 9, 2004 on the audited Consolidated Financial Statements of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and December 31, 2002 and for the period from January 1, 2003 through May 15, 2003 and for the period from November 1, 2002 (inception) through December 31, 2002;

     - Our report dated July 2, 2003 on the audited Combined Statement of Gross Income and Direct Operating Expenses of Alderwood Park Apartments, Ridgegate Apartments, Ridgetop Apartments, and Wellington Apartments for the year ended December 31, 2002;

     - Our report dated September 8, 2003 on the audited Combined Statement of Gross Income and Direct Operating Expenses of Boulder Creek Apartments, Bridge Creek Apartments, and Settler's Point Apartments for the year ended December 31, 2002; and

     - Our report dated November 14, 2003 on the audited Combined Statement of Gross Income and Direct Operating Expenses of Bay Pointe Apartments, Oaks at Timuquana Apartments, and Spicewood Springs Apartments for the year ended December 31, 2002.

We also consent to the reference to our firm under the caption "Experts."

                                         /s/ REZNICK FEDDER & SILVERMAN

                                             REZNICK FEDDER & SILVERMAN


Bethesda, Maryland
April 9, 2004

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